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                                                                   EXHIBIT 99(2)

The Executive Officers and Directors of McCarthy Group, Inc. are as follows:

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

            NAME AND ADDRESS                                BUSINESS INFORMATION                      CITIZENSHIP
            ----------------                                --------------------                      -----------
(1)    Michael R. McCarthy                 Chairman and Director,                                         U.S.
       1125 South 103rd Street             McCarthy Group, Inc.
       Suite 450                           1125 South 103rd Street
       Omaha, NE 68124                     Suite 450
                                           Omaha, NE 68124

                                           Business: See Item 2 of Schedule 13D

(2)    Richard L. Jarvis                   Director, Vice Chairman and Chief Investment Officer           U.S.
       1125 South 103rd Street             McCarthy Group, Inc.
       Suite 450
       Omaha, NE 68124                     (SEE (1) above for business information)

(3)    John T. Reed                        Director                                                       U.S.
       1125 South 103rd Street             McCarthy Group, Inc.
       Suite 450
       Omaha, NE 68124                     (SEE (1) above for business information)

(4)    Margaret L. Doyle                   Secretary and Chief Financial Officer,                         U.S.
       1125 South 103rd Street             McCarthy Group, Inc.
       Suite 450
       Omaha, NE 68124                     (SEE (1) above for business information)

(5)    John Gottschalk                     Director, McCarthy Group, Inc. and                             U.S.
       Omaha World-Herald                  Chairman, President and CEO,
       World-Herald Square                 Omaha World-Herald Company
       1334 Dodge Street                   14th & Dodge Street
       Omaha, NE 68102                     Omaha, NE 68102

                                           Business: Publishing and related industries

(6)    Robert D. Bates                     Director, McCarthy Group, Inc.                                 U.S.
       Jefferson Pilot Corporation         President-Benefit Partners
       8801 Indian Hills Drive             Jefferson Pilot Corporation
       Omaha, NE 68114                     8801 Indian Hills Drive
                                           Omaha, NE 68114

                                           Business: Insurance and financial services
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

            NAME AND ADDRESS                                BUSINESS INFORMATION                      CITIZENSHIP
            ----------------                                --------------------                      -----------
(7)    Gerald H. Timmerman                 Director, McCarthy Group, Inc.                                 U.S.
       Box 367                             President
       Springfield, NE 68059               Timmerman & Sons Feeding Company
                                           Box 367
                                           Springfield, NE 68059

                                           Business: Cattle feeding and ranching

(8)    Howard L. Hawks                     Director, McCarthy Group, Inc.                                 U.S.
       1044 North 115th Street             President and CEO,
       Suite 400                           Tenaska, Inc.
       Omaha, NE 68154                     1044 North 115th Street
                                           Suite 400
                                           Omaha, NE 68154

                                           Business: Power development and marketing and related
                                           businesses

(9)    Steven W. Seline                    Director, McCarthy Group, Inc.                                 U.S.
       13906 Gold Circle                   Vice Chairman,
       Suite 210                           Waitt Media, Inc.
       Omaha, NE 68144                     13906 Gold Circle
                                           Suite 210
                                           Omaha, NE 68144

                                           Business: Radio and television broadcasting,
                                           advertising and related businesses
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     To the knowledge of MGI, Fulcrum, BalCo, Bradford, O'Brien and Schmidt, the
persons identified on this Exhibit 99(2) do not own, beneficially, or otherwise, or have an interest in the Common Stock, and no such individual has acquired any such interest in connection with the transaction which requires the filing of this Statement. Therefore, Items 3 through 6 of Schedule 13D are not applicable with respect to such individuals.